Exhibit 99
Form SB-2
Ogden Gold Co. Corporation


                 [LETTERHEAD OF WISAN, SMITH, RACKER & PRESCOTT]



February 26, 2004



Securities and Exchange Commission
Washington, DC 20549

Re:  Ogden Golf, Inc.


Gentlemen:

We have read the "EXPERTS" Section of the prospectus contained in amendment no. 2 to the Form Sb-2 of Ogden Golf, Inc. and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,

/s/ Wisan Smith Racker & Prescott, LLP

Salt Lake City, Utah